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                       SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT



    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported) - APRIL 16, 2003
                                                         --------------



                       NORTH FORK BANCORPORATION, INC.
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            (Exact name of Registrant as specified in its charter)




            DELAWARE                    1-10458                36-3154608
(State or other jurisdiction        (Commission             (IRS Employer
of incorporation)                   File Number)          Identification No.)


       275 BROADHOLLOW ROAD
        MELVILLE, NEW YORK                                       11747
(Address of principal executive offices)                       (Zip Code)



Registrant's telephone number, including area code:         (631) 844-1004


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ITEM  9. REGULATION FD DISCLOSURE
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     The information contained in this report is being filed pursuant to Item
12, but it is being filed under Item 9 as directed by the U.S. Securities and Exchange Commission in release number 34-47583.

     North Fork Bancorporation, Inc. issued a press release reporting net income for the first quarter ended March 31, 2003 of $103.5 million or diluted earnings per share of $.67 as compared to $98.3 million or $.61 diluted earnings per share for the first quarter of 2002. The Company's returns on average stockholders' equity and assets in the current quarter were 27.9% and 1.9%, respectively, as compared to 25.9% and 2.1% for the full year 2002. The full text of the earnings release is included herein as Exhibit 99.1.


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                                    SIGNATURE



      Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:  April 16, 2003











NORTH FORK BANCORPORATION, INC.


By: /s/ Daniel M. Healy


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    Daniel M. Healy
    Executive Vice President
    Chief Financial Officer


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